UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24875	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 8, 2007, the Company issued a press release reporting its second quarter financial results. The press release is attached as Exhibit 99.1 to this report.

The release furnished as Exhibit 99.1 to this Report contains the following non-GAAP measure: Net loss applicable to common shareholders adjusted to exclude stock-based compensation recorded for the quarter ended December 31, 2006 increased $0.02 per share to $0.14 loss per share for the quarter ended December 31, 2006. Net loss applicable to common shareholders adjusted to exclude a one-time charge associated with the Company entering into a licensing agreement with Japan and stock-based compensation recorded for the six months ended December 31, 2006 increased $0.06 per share to $0.32 loss per share for the quarter ended December 31, 2006. (Refer below to our reconciliation table of GAAP net loss applicable to common shareholders to the adjusted net loss available to common shareholders).

Reconciliation of Non-U.S. GAAP Financial Measure

Adjusted Loss applicable to common stockholders defined as loss applicable to common shareholders less one-time expense for the Japanese license agreement recorded for the quarters ended December 31, 2006 and 2005, respectively.

	Three Months Ended December 31, (unaudited)		Six Months Ended December 31, (unaudited)
	2006	2005	2006	2005

Loss applicable to common stockholders, as reported	$(6,997,477)	$(3,878,931)	$(19,208,239)	$(8,768,591)

Add: Stock-based compensation	$1,137,752	$496,571	$1,760,247	$978,319
Add: One-time charge for Japanese license agreement	$—	$—	$3,953,074	$—

Adjusted loss applicable to common stockholders	$(5,859,725)	$(3,382,360)	$(13,494,918)	$(7,790,272)

Basic and diluted net loss per share of common stock, as reported	$(0.16)	$(0.10)	$(0.46)	$(0.22)

Adjusted basic and diluted net loss per share of common stock	$(0.14)	$(0.08)	$(0.32)	$(0.19)

Weighted-average shares used in computing basic & diluted net loss per share	42,455,186	40,762,508	41,956,064	40,761,636

Note:      Adjusted loss available to common shareholders, defined as loss available to common shareholders adjusted for a one-time charge associated with entering into an agreement to license clofarabine in Japan and stock-based compensation required to be recorded in the statement of operations is a non-U.S. GAAP measure used by management in evaluating the performance of the Company's overall business.  The Company believes that this performance measure contributes to a more complete understanding by investors of the overall results of the Company.  For the three months ended December 31, 2006 and 2005, the Company recorded stock-based compensation of $1,137,752 and $496,571 respectively. For the six months ended December 31, 2006, the Company recorded a one-time charge of $3,953,074 recorded as R&D expense relating to the Company signing a Japanese licensing agreement and

$1,760,247 relating to stock-based compensation. For the six months ended December 31, 2005 the Company recorded stock-based compensation of $978,319.

The information set forth in the above Item 2.02 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated February 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

Dated: February 13, 2007	By:	/s/ David P. Luci
David P. Luci
EVP, General Counsel and Corporate Secretary